                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/X/  Preliminary proxy statement
/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               HARRIS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               HARRIS CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS AND
PROXY STATEMENT


[HARRIS LOGO]

        PHILLIP W. FARMER
       CHAIRMAN, PRESIDENT
               AND
         CHIEF EXECUTIVE
             OFFICER

                                                              September   , 1995

       Dear Shareholder:

       You are cordially invited to attend the 1995 annual meeting of shareholders. The meeting will be held at the Melbourne Airport Hilton at Rialto Place in Melbourne, Florida on Friday, October 27, 1995, starting at 10:00 a.m.

       The notice of the meeting and the proxy statement on the following pages cover the formal business of the meeting, which includes the election of three directors for a three year term expiring in 1998, an amendment to the Harris Corporation Stock Incentive Plan, adoption of the Harris Corporation Annual Incentive Plan, an amendment to the Corporation's Restated Certificate of Incorporation and the appointment of auditors for the coming year.

       Following the business session I will report on current operations and on our forward plans. Following these reports there will be an open discussion period during which your questions and comments will be welcome.

       The attendance of shareholders at our annual meetings has been helpful in maintaining communications and understanding. We hope you will be able to be with us.

       Cordially,

       /S/ P.W. FARMER

       HARRIS CORPORATION  Melbourne, Florida 32919  407/727-9100

                               HARRIS CORPORATION
                             1025 W. NASA BOULEVARD
                            MELBOURNE, FLORIDA 32919

                    Notice of Annual Meeting of Shareholders

TO THE HOLDERS OF COMMON STOCK OF
HARRIS CORPORATION:

     The annual meeting of the shareholders of Harris Corporation will be held at the Melbourne Airport Hilton at Rialto Place, Airport Boulevard, Melbourne, Florida, on Friday, October 27, 1995, at 10:00 a.m., for the following purposes:

1. To elect directors.

2. To act upon a proposal to approve amendments to the Harris Corporation Stock Incentive Plan.

3. To act upon a proposal to adopt the Harris Corporation Annual Incentive Plan.

4. To act upon a proposal to amend the Restated Certificate of Incorporation to increase the authorized Shares of Common Stock.

5. To select independent auditors.

6. To transact such other business as may properly come before the meeting.

     Holders of Common Stock of record at the close of business on August 31, 1995 will be entitled to vote at the meeting.

                                                  By order of the Board of
                                                  Directors
                                                  RICHARD L. BALLANTYNE
                                                  Secretary

Melbourne, Florida
September   , 1995

--------------------------------------------------------------------------------

                                IMPORTANT NOTICE

 TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND
   MAIL PROMPTLY THE ENCLOSED PROXY FOR WHICH A RETURN ENVELOPE IS PROVIDED.
--------------------------------------------------------------------------------

                               HARRIS CORPORATION
                             1025 W. NASA BOULEVARD
                            MELBOURNE, FLORIDA 32919

                         ANNUAL MEETING OF SHAREHOLDERS

                          to be held October 27, 1995

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of the Corporation. A shareholder may revoke his proxy at any time prior to the time it is voted at the meeting by filing with the Secretary of the Corporation a written notice of revocation, by duly executing and delivering a subsequent proxy bearing a later date, or by attending the meeting and voting in person.

The record date for shareholders entitled to vote at the meeting is August 31, 1995.

The Corporation has only one class of outstanding shares, namely Common Stock,
par value $1 per share, of which there were             shares outstanding on
the record date and        holders of record. Each share is entitled to one
vote.

The shares represented by each valid proxy will be voted at the meeting or any adjournment thereof, and, if a choice is specified in the proxy, the shares will be voted in accordance with such specification. If no vote is specified, the shares will be voted as set forth in the accompanying proxy. The election of directors requires a plurality of the votes cast. With respect to abstentions, shares are considered present at the meeting for a particular proposal, but since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. With respect to broker non-votes, shares are not considered present at the meeting for the particular proposal for which the broker withheld authority.

So far as the directors of the Corporation are aware, no matters will be presented to the meeting for action on the part of the shareholders other than those stated in the notice. If any other matter is properly brought before the meeting, it is the intention of the persons named in the proxy to vote the shares to which the proxy relates in accordance with their best judgment.

The cost of soliciting proxies will be borne by the Corporation. Officers and employees may, by letter, telephone, or in person, make additional requests for the return of proxies. The Corporation will reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses incurred in connection with such solicitation. The Corporation also has retained Georgeson & Company Inc. to aid in the solicitation of proxies at an estimated fee of $10,000. This Proxy Statement, the accompanying proxy and a copy of the Corporation's Annual Report for the year ended June 30, 1995, are being mailed
to shareholders commencing on September   , 1995.

ELECTION OF DIRECTORS

The Restated Certificate of Incorporation of the Corporation classifies the Board of Directors into three classes with three-year terms of office ending in different years. This year, the terms of Phillip W. Farmer, Lester E. Coleman and Walter F. Raab expire at the Annual Meeting of Shareholders and each of them has been nominated for a new three year term expiring at the Annual Meeting in 1998. In accordance with the Restated Certificate of Incorporation, a director shall hold office until the Annual Meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Vacancies may be filled by the remaining directors.

The authorized number of directors is presently fixed at ten. In accordance with the Corporation's retirement policy for directors, C. Jackson Grayson will retire from the Board in October 1995, upon attaining age 72. The Board, therefore, has reduced the authorized number of directors of the Corporation to nine, effective upon the convening of the 1995 Annual Meeting. The Board is actively evaluating potential candidates, and as an appropriate candidate is identified the Board will consider increasing the authorized number of directors. The terms of the continuing directors will expire at subsequent Annual Meetings of Shareholders.

The persons named in the accompanying proxy will vote in favor of electing the nominees to serve for the terms identified above, unless otherwise specified in the proxy. If any nominee shall become unavailable for election, the proxies will be voted for the election of such persons, if any, as shall be designated by the Board of Directors.

None of the nominees nor any of the incumbent directors is related to any other nominee or director or to any executive officer of the Corporation or its subsidiaries by blood, marriage or adoption.

Biographical summaries of the nominees and of the continuing directors appear on the following pages and data with respect to the number of shares of the Corporation's Common Stock beneficially owned by them as of July 31, 1995 are set forth in the table at page 10.

                               Board of Directors

PHILLIP W. FARMER
Nominee for
Term Expiring 1998

Mr. Farmer, 57, is chairman, president and chief executive officer of the Corporation. He joined Harris in 1982 as vice president-general manager of the Government Support Systems Division, was named vice president-Palm Bay Operations, Electronic Systems Sector in 1986, and senior vice president-sector executive in 1988. He was elected president of the Electronic Systems Sector in 1989, executive vice president of the Corporation in 1991, president and chief operating officer of the Corporation in 1993 and chairman and chief executive officer in 1995. Mr. Farmer was elected to the Harris Board in 1993 and is a member of the Investment Committee for the Harris Retirement Plans. Prior to his employment with the Corporation, Mr. Farmer held various management and technical positions with General Electric for twenty years. He serves on the board of governors of the Aerospace Industries Association. He is also a member of The Business Roundtable and a trustee of the Florida Institute of Technology.

--------------------------------------------------------------------------------

ROBERT CIZIK
Term Expiring 1996

Mr. Cizik, 64, is chairman of Cooper Industries, Inc., a diversified manufacturing company. He joined Cooper Industries in 1961, and after a series of management positions, was elected president and chief operating officer in 1973, chief executive officer in 1975 and chairman in 1983. Mr. Cizik was elected to the Harris Board in 1988 and is a member of the Audit Committee, the Ethics Committee and the Executive Committee. He is a director of Air Products and Chemicals, Inc., Cooper Cameron Corporation, Panhandle Eastern Corporation, and Temple-Inland, Inc. He is also a director of the National Association of Manufacturers and the Associates of Harvard Business School, vice-chairman of the Committee for Economic Development, and a member of The Business Roundtable.

LESTER E. COLEMAN
Nominee for
Term Expiring 1998

Dr. Coleman, 64, is chairman and chief executive officer of the Lubrizol Corporation, a diversified specialty chemical company. Dr. Coleman joined Lubrizol in 1955 as a research chemist. He was elected a director of Lubrizol in 1974, became president in 1976, chief executive officer in 1978 and chairman of the board in 1982. Dr. Coleman was elected to the Harris Board in 1985 and is a member of the Audit Committee and the Management Development and Nominating Committee and is chairman of the Ethics Committee. He is a director of Norfolk Southern Corporation and S. C. Johnson & Son, Inc.

--------------------------------------------------------------------------------

RALPH D. DENUNZIO
Term Expiring 1997

Mr. DeNunzio, 63, is former chairman and chief executive officer of the investment banking firm of Kidder, Peabody & Co. Incorporated. Following his retirement from Kidder, Peabody & Co. Incorporated in 1987, he became president of Harbor Point Associates, Inc., a private investment and consulting firm in New York City. Mr. DeNunzio served as chairman of the Board of Governors of the New York Stock Exchange from 1971 to 1972 and as vice chairman from 1969 to 1971. He also served as chairman of the Securities Industry Association for the year 1981. Mr. DeNunzio was elected to the Harris Board in 1973 and is a member of the Executive Committee, the Investment Committee for the Harris Retirement Plans and the Ethics Committee and chairman of the Management Development and Nominating Committee. He is a director of AMP Incorporated, Federal Express Corporation and NIKE, Inc.

JOSEPH L. DIONNE
Term Expiring 1997

Mr. Dionne, 62, is chairman and chief executive officer of The McGraw-Hill Companies, Inc., a publishing and information company. He joined McGraw-Hill as vice president of its book company in 1967, and after a series of management positions, was elected president and chief operating officer in 1981, president and chief executive officer in 1983, and chairman of the board and chief executive officer in 1988. Mr. Dionne was elected to the Harris Board in 1989 and is a member of the Executive Committee, the Management Development and Nominating Committee and the Ethics Committee. He is a director of The Equitable Life Assurance Society of the United States, The Equitable Companies, Inc., Alexander & Alexander Services, Inc. and Ryder System, Inc. Mr. Dionne is also chairman of the 1995-96 United Way of Tri-State Campaign and a member of the board of trustees of Hofstra University.

--------------------------------------------------------------------------------

C. JACKSON
GRAYSON, JR.
Term Expiring 1996

Dr. Grayson, 71, is chairman of the American Productivity & Quality Center, Inc., a private center for research, education and training in the field of productivity and quality improvement. He organized and became chairman of the Center in 1976. Dr. Grayson was Dean of Southern Methodist University School of Business Administration from 1968 to 1975 and Dean at the Tulane University School of Business from 1963 to 1968. He was elected to the Harris Board in 1978 and is a member of the Audit Committee and the Ethics Committee. He is a director of Browning-Ferris Industries, Inc.

JOHN T. HARTLEY
Term Expiring 1996

Mr. Hartley, 65, is the retired chairman and chief executive officer of the Corporation. He is the chairman of the Executive Committee and the Investment Committee for the Harris Retirement Plans, and a member of the Ethics Committee. He joined Radiation Incorporated in 1956 as a research engineer
after serving   one year as a member of the faculty of Auburn University. He was appointed a vice president of Radiation in 1961. In 1968, a year after the merger of Radiation with Harris, he was named vice president-general manager of the Electronic Systems division. He was elected vice president-group executive of Harris in 1971, executive vice president and a director in 1976, president and principal operating officer in 1978, president and chief operating officer in 1982, chief executive officer in 1986 and chairman in 1987. Mr. Hartley is a director of The Equitable Companies, Inc. and The McGraw-Hill Companies, Inc. He is also a director of the National Association of Manufacturers and serves as a trustee of the Florida Institute of Technology. Mr. Hartley is a former member of the President's National Security Telecommunications Advisory Committee and the Defense Policy Advisory Committee on Trade.

--------------------------------------------------------------------------------

KAREN KATEN
Term Expiring 1996

Ms. Katen, 46, is president of the United States Pharmaceuticals Group of Pfizer Inc. She joined Pfizer in 1974 and after a series of management positions in the Roerig and Pfizer Labs divisions, was named a director of product management in 1983, vice president and director of operations in 1986, and vice president and general manager of the Roerig division in 1991. She was elected a corporate vice president in 1992, executive vice president of the U.S. Pharmaceuticals Group in 1993 and president in 1995. Ms. Katen was elected to the Harris Board in 1994 and is a member of the Audit Committee and the Ethics Committee. She is a member of the Pharmaceutical Research and Manufacturers Association of America, the board of the American Bureau for Medical Advancement in China, Inc., and the board of the YMCA of Greater New York. Ms. Katen is also a council member of the graduate School of Business at the University of Chicago.

WALTER F. RAAB
Nominee for
Term Expiring 1998

Mr. Raab, 70, is retired chairman and chief executive officer, and is currently a director and a member of the Executive Committee of the Board of AMP Incorporated, a manufacturer of electrical and electronic connection devices. Mr. Raab joined AMP in 1953, and after a series of management positions, was elected vice president and chief financial officer in 1979, vice chairman of the board and chief financial officer in 1981, and chairman of the board and chief executive officer in 1982. Mr. Raab was elected to the Harris Board in 1985 and is a member of the Ethics Committee and chairman of the Audit Committee. He is a director of the West Company and Dauphin Deposit Corporation.

--------------------------------------------------------------------------------

ALEXANDER B.
TROWBRIDGE
Term Expiring 1997

Mr. Trowbridge, 65, is the immediate past president of the National Association of Manufacturers, in which capacity he served for ten years. He was vice chairman of Allied Chemical Corporation (now Allied-Signal Corporation) from 1976 to 1980, president of The Conference Board, Inc. from 1970 to 1976, and president of the American Management Association from 1968 to 1970. He was Secretary of Commerce from 1967 to 1968. Mr. Trowbridge was elected to the Harris Board in January 1990 and is a member of the Audit Committee, the Investment Committee for the Harris Retirement Plans, and the Ethics Committee. He is a director of New England Mutual Life Insurance Company, WMX Technologies, Inc., The Rouse Company, PHH Corporation, The Sun Company, Inc., Sun Resorts International, The Gillette Company, E. M. Warburg Pincus Counsellors Funds and ICOS Corporation. He also serves as a trustee of Phillips Academy and is a member of the Council on Foreign Relations.

INFORMATION ON BOARD OF DIRECTORS AND COMMITTEES

Meetings and Attendance

During the year, there were six meetings of the Board of Directors and fifteen meetings of the standing committees of the Board. All directors attended more than 75 percent of the aggregate of all meetings of the Board and the Board committees on which they served.

Committees of the Board

The Board has established five committees to assist in the discharge of its responsibilities, the principal functions of each of which are described below.

The Audit Committee assists the Board in ensuring that the Corporation's financial auditing and reporting practices, procedures and controls are within acceptable limits of sound practice and in accordance within applicable laws and regulations. The Committee meets periodically with the independent auditors, together with representatives of management, if appropriate, for the purpose of reviewing the scope and results of the annual audit of the financial statements and the recommendations of the auditors. The Committee also reviews the nature and extent of non-audit professional services performed by the auditors and annually recommends to the Board of Directors the firm of independent public accountants to be selected as auditors of the Corporation. The Committee held three meetings during the past fiscal year. The members of the Committee are Messrs. Cizik, Coleman, Grayson, Raab and Trowbridge and Ms. Katen.

The Management Development and Nominating Committee reviews and evaluates plans for the development, training and utilization of the Corporation's management resources; reviews the Corporation's compensation philosophy and establishes the compensation of officers of the Corporation other than the chairman and president, whose compensation is approved by all the outside directors; and administers the Corporation's stock incentive and stock based compensation plans. The Committee also recommends to the Board nominees to fill vacancies and to be elected at the annual meeting of shareholders. The Committee considers suggestions from all sources, including shareholders, as to possible candidates for directors. Any such suggestion, together with an appropriate biographical summary, should be sent to the Secretary of the Corporation. This Committee held four meetings during the past fiscal year. The members of the Committee are Messrs. Coleman, DeNunzio and Dionne.

The Executive Committee is authorized to evaluate and review the Corporation's financial performance, capital structure, significant capital asset transactions, acquisitions and divestitures, and during the intervals between the meetings of the Board of Directors and to the extent permitted by law, to exercise all of the powers of the Board in the management of the business of the Corporation. The Committee held two meetings during the past fiscal year. The members of the Committee are Messrs. Cizik, DeNunzio, Dionne and Hartley.

The Investment Committee for the Harris Corporation Retirement Plans oversees the financial administration and operation of the Corporation's various retirement and pension plans, including the selection and review of the performance of the investment funds and the independent investment advisors for the plans. The Committee held five meetings during the past fiscal year. The members of the

Committee are Messrs. DeNunzio, Farmer, Hartley and Trowbridge.

The Ethics Committee oversees the Corporation's continuing program relating to standards of business conduct. The Committee held two meetings during the past fiscal year. The Committee is comprised of all the outside Directors.

Directors' Compensation

Non-employee directors receive an annual retainer fee of $26,500. In addition, non-employee directors who serve on the Executive Committee, Audit Committee, the Ethics Committee, the Management Development and Nominating Committee, or the Investment Committee for the Harris Retirement Plan receive an additional annual fee of $1,500 for their services on each of said committees, plus $1,000 if serving as chairman of the committee.

Each director who is not an employee of the Corporation receives $1,200 for attendance at each regularly scheduled Board meeting plus $800 for attendance at any other meeting devoted to the affairs of the Corporation.

Under the Corporation's Stock Incentive Plan as currently in effect, directors who are not employees of the Corporation are automatically granted an option to purchase 1,000 shares of the Corporation's Common Stock on the date of each Annual Meeting. The options are non-statutory options and are priced at 100% of the fair market value on the date of grant. Twenty-five percent of the option shares become exercisable on the first annual anniversary of the date of grant and twenty-five percent on each of the three succeeding anniversary dates; however, any options outstanding for more than one year at the time a change in control occurs become immediately exercisable. In the event of a director's retirement, options then exercisable may be exercised for three months thereafter, and, in the event of a director's death, options then exercisable may be exercised for the next succeeding twelve months. The Stock Incentive Plan has been amended, subject to shareholder approval at the 1995 Annual Meeting, to change the vesting schedule for options and the provisions relating to option exercises following retirement, beginning with options granted on the date of the 1995 Annual Meeting. See page 22. Pursuant to the terms of the Plan, neither the Board nor any committee of the Board has any discretion with respect to options granted to directors.

Under the Corporation's Directors Retirement Plan, each director who is not an employee of the Corporation and has served at least five years as a director is eligible to receive benefits under the Plan. The Plan provides for annual retirement and disability benefits for each eligible director of the Corporation in an amount equal to, at a minimum, fifty percent of the annual retainer fee at retirement or disability, as the case may be, plus an additional ten percent for each year of service on the Board, up to one hundred percent of such fee. Such benefits are payable upon the later of retirement or attainment of age 65, or in the event of disability.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Hartley serves on the Board of Directors of The McGraw-Hill Companies, Inc. Mr. Dionne, who is chairman and chief executive officer of The McGraw-Hill Companies, Inc., serves on the Management Development and Nominating Committee of the Corporation.

                               ------------------

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial ownership of the Corporation's Common Stock as of July 31, 1995, for each director and nominee for director, each of the executive officers named in the Summary Compensation Table and the directors and executive officers as a group. Except as otherwise noted, the named individual or family members had sole voting and investment power with respect to such securities.

                                                                          NUMBER OF
                                                                            SHARES
                                                                          BENEFICIALLY
                                 NAME                                     OWNED (1)
-----------------------------------------------------------------------
Wesley E. Cantrell (2).................................................
Robert Cizik (3).......................................................       3,500
Lester E. Coleman (3) (4)..............................................       3,500
Ralph D. DeNunzio (3)..................................................       5,500
Joseph L. Dionne (3)...................................................       2,733
Phillip W. Farmer (2)..................................................
John C. Garrett........................................................
C. Jackson Grayson, Jr. (3)............................................       2,600
John T. Hartley (2) (4) (5)............................................
Karen Katen............................................................         500
Guy W. Numann (2)......................................................
Walter F. Raab (3).....................................................       3,500
Alexander B. Trowbridge (3)............................................       2,700
Directors and Executive Officers as a group (6)........................

The rules of the Securities and Exchange Commission require disclosure regarding any person known to the Corporation to be a beneficial owner of more than five percent of the Corporation's Common Stock. FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, a parent holding company, has informed the Corporation that, as of December 31, 1994, it held 4,329,032 shares of Common Stock, representing 10.98% of the Corporation's Common Stock, through its subsidiaries, Fidelity Management and Research Company, an investment advisor, which held 4,233,048 shares, representing 10.74% of the Corporation's Common Stock and Fidelity Management Trust Company, a bank, which held 95,984 shares, representing 0.24% of the Corporation's Common Stock. FMR Corp. exercises sole voting power with respect to 67,184 of such shares and sole dispositive power with respect to all of such shares. J. P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260, a parent holding company, has informed the Corporation that, as of July 31, 1995 it held 4,144,844 shares of the Corporation's Common Stock, representing 10.6% of the Corporation's Common Stock. J. P. Morgan & Co. Incorporated exercises sole voting power with respect to 2,116,550 of such shares and sole dispositive power with respect to 4,039,674 of such shares.

(1) No individual director, nominee for director or named executive officer beneficially owns 1% or more of the Corporation's outstanding Common Stock.

(2) The shares reported include performance shares awarded under the Corporation's Stock Incentive Plan for which the performance period has not expired and as to which the named individuals have sole voting power but no
investment power, as follows: Mr. Hartley --     shares  ; Mr. Farmer --
shares ;        Mr. Garrett --     shares ; and Mr. Numann --     shares ; and
shares that are available under stock options granted under the Corporation's Stock Incentive Plan, or its predecessor, the Stock Option Plan for Key Employees, which are exercisable within 60 days of July 31, 1995 as follows:
Mr. Hartley -- 115,767 shares; Mr. Farmer -- 36,744 shares; Mr. Cantrell -- 44,648 shares; Mr. Garrett -- 7,500 shares; and Mr. Numann -- 36,581 shares.

(3) The shares reported include shares that are available under stock options granted under the Corporation's Stock Incentive Plan, which are exercisable within 60 days of July 31, 1995 as follows: Mr. Cizik -- 2,500 shares; Dr. Coleman -- 2,000 shares; Mr. DeNunzio -- 2,500 shares; Mr. Dionne -- 2,500 shares; Dr. Grayson -- 2,500 shares; Mr. Raab -- 2,500 shares; Mr. Trowbridge -- 2,000 shares.

(4) The shares reported do not include shares owned by family members as follows: Dr. Coleman -- 300 shares; Mr. Hartley -- 1,000 shares; Dr. Coleman and Mr. Hartley disclaim beneficial ownership of such shares.

(5) The shares reported include 596 shares held in a trust of which Mr. Hartley serves as trustee.

(6) The shares reported as owned by the directors and executive officers as a
group include        performance shares awarded to the executive officers under the Corporation's Stock Incentive Plan, and 282,901 shares available for purchase under stock options granted under the Corporation's Stock Incentive Plan, or its predecessor, the Stock Option Plan for Key Employees, which are exercisable within 60 days of July 31, 1995. The shares reported do not include 1,300 shares owned by family members, for which such directors and executive officers disclaim beneficial ownership.

MANAGEMENT DEVELOPMENT AND
NOMINATING COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Management Development and Nominating Committee approves the Corporation's compensation philosophy and the compensation, perquisites and other benefits of the Corporation's executive officers under salary, incentive and other plans authorized by the Board of Directors or the Corporation's shareholders.

The Management Development and Nominating Committee is composed entirely of independent outside directors. Each year, the Committee reviews compensation matters with the Board of Directors. In addition, the Committee recommends for consideration and approval by all of the outside directors the compensation for the Chairman of the Board.

Compensation Philosophy

The Corporation's executive compensation philosophy is designed to address the needs of the Corporation, its executives and its shareholders. The executive compensation program is structured to:

     - closely link compensation to the individual's performance and the Corporation's financial results

     - align the interests of the Corporation's executives and its shareholders by emphasizing both the short term and strategic focus of the Corporation's businesses and by facilitating management stock ownership

     - enable the Corporation to attract and retain a world class management team.

This philosophy applies to all management employees of the Corporation including the named executive officers. The Corporation's executive compensation program is composed of: (i) an annual cash component, consisting of salary and an incentive based on the financial performance of: a Sector or Division in the case of Sector and Division management respectively; a Sector and the Corporation in the case of the Sector Presidents; and the Corporation in the case of the other Corporate officers; and (ii) a long-term incentive component, consisting of stock options or performance shares. In addition, Mr. Cantrell participates in the Lanier annual and long-term compensation plans, which are addressed elsewhere in this proxy statement.

The Corporation utilizes a formal system for evaluating executive performance. Executive annual cash compensation consisting of base pay and an annual incentive award opportunity is determined by reference to external industrial surveys of compensation of executives in similar positions; past individual performance and experience in the position; and scope of responsibility. The payouts for annual incentive awards are based upon the degree of achievement of the net income target of the executive's business unit which is established before the start of the year as part of the Corporation's strategic planning process. Similarly, executive long-term compensation payouts in the form of performance shares, stock options or cash are also tied to the degree of attainment of financial and operating goals and objectives outlined in the strategic planning process.

The Corporation's executive compensation program is designed to ensure that executive pay remains competitive with pay for comparable jobs, responsibilities and performance in leading industrial companies. The Corporation periodically retains outside compensation and benefit consultants to review the Corporation's executive compensation programs.

Total Annual Compensation

Annual cash compensation consists of a fixed salary and an opportunity for a variable performance incentive. The Corporation's Annual Incentive Plan provides for payment of a designated amount based upon achievement of specific financial objectives. Performance is measured as a percent of attainment against these objectives. For fiscal 1995, payments could not exceed 200% of the designated amount. The percentage of total annual pay attributable to incentive compensation increases proportionately with the executive's level of management responsibility. For the executive officers named in the Summary Compensation Table, planned incentive compensation ranges from 45% to 55% of total annual compensation.

Long-Term Compensation

The Corporation's Stock Incentive Plan, which was approved by the shareholders of the Corporation at the 1990 Annual Meeting, provides the means for aligning executive interests and shareholder interests. The Plan permits the granting of any or all of the following awards: (1) performance shares conditioned upon meeting performance criteria, (2) restricted stock, (3) stock options, including incentive stock options, (4) stock appreciation rights, independent of, or, in tandem with, stock options, and (5) other awards valued in whole or in part by reference to, or otherwise based on, the Corporation's Common Stock.

The Committee believes that through the use of stock incentives the interests of the Corporation's executives are directly related to enhancing shareholder value. To date, the Committee has granted only performance share awards and stock options. With respect to performance share awards, the Committee determines the applicable performance criteria utilizing the Corporation's strategic planning process and a period of time (generally, three fiscal years) during which the Corporation's performance is to be measured. The Committee then assigns to each participant a number of performance shares and establishes a mechanism for computing the number of performance shares that can be earned during the period based on the performance of a Sector or Division in the case of Sector and Division management respectively, of a Sector and the Corporation in the case of the Sector Presidents, and of the Corporation in the case of
other Corporate officers. For fiscal 1995, payouts ranged from zero to    % of
the performance share award. Performance shares are valued in direct relation to the market value of the equivalent number of shares of the Corporation's Common Stock. Stock options are granted at fair market value as of the grant date, vest over three or four years, and generally have a term of not greater than ten years. Stock options provide value to the executives only when the price of the Corporation's Common Stock increases above the option grant price.

Chief Executive Officer Compensation

In determining Mr. Hartley's base salary, incentive compensation and performance share award for fiscal 1995, the Committee considered both the Corporation's performance and Mr. Hartley's individual performance by the same measures described above for determining executive officer compensation.

In fiscal 1995, Mr. Hartley received incentive compensation based upon 108% achievement of the Corporation's net income target for the year. Mr. Hartley's long-term incentive compensation was measured against the Corporation's return on equity and earnings per share growth objectives established at the outset of the three year period commencing July 1, 1992 and ending June 30, 1995. Based upon the performance of the Corporation for that three year period the Committee authorized the payout of 35,000 performance shares originally awarded in fiscal 1993.

Impact of Recent Tax Legislation

Internal Revenue Code Section 162(m), enacted in 1993, precludes a public corporation from taking a deduction in 1994 or subsequent years for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit.

Based upon its analysis of Section 162(m) and the proposed regulations, the Committee proposed to the Board of Directors, and the Board adopted, subject to shareholder approval, the amendments to the Corporation's Stock Incentive Plan and the adoption of the Corporation's Annual Incentive Plan described below and set forth in their entirety as Exhibits A and B, respectively. The amendments to the Corporation's Stock Incentive Plan and the proposed Annual Incentive Plan were designed so that compensation paid under the Plans to the five covered executive officers qualifies as performance-based com-pensation, as defined in Section 162(m), and is therefore exempt from the $1 million deduction limit. This tax law and the proposed regulations pertaining thereto are subject to substantial uncertainties, specifically since the final regulations have not yet been promulgated by the Internal Revenue Service, and there can be no assurances that compensation paid under such plans will continue to be deductible for federal income tax purposes. The Board or the Committee may also determine in any year in light of all applicable circumstances that it would be in the best interests of the Corporation for compensation to be paid under such plans or otherwise in a manner that would not satisfy the requirements of Section 162(m) or the regulations.

               Ralph D. DeNunzio, Chairman
               Lester E. Coleman
               Joseph L. Dionne

PERFORMANCE GRAPH

The graph below compares the performance of the Corporation with the performance of the Standard and Poor's (S&P) 500 Composite Index and the S&P High Technology Composite Index. The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on June 30, 1990 in the Corporation and each of the indices.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              AMONG S&P 500, S&P HIGH TECH AND HARRIS CORPORATION

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)           S&P 500      S&P HIGH TECH      HARRIS
1990                                       100             100             100
1991                                       107              94              79
1992                                       122             100              87
1993                                       138             117             126
1994                                       140             126             147
1995                                       177             206             179

SUMMARY COMPENSATION TABLE

The table below illustrates annual and long term compensation for services to the Corporation for the fiscal years ended June 30, 1995, 1994 and 1993 for those executives who, as of June 30, 1995 were (i) Chief Executive Officer and
(ii) the other four most highly compensated executives of the Corporation. Mr. Hartley retired as Chairman and Chief Executive Officer effective July 1, 1995, at which time Mr. Farmer assumed such positions.

                                                                                  LONG TERM COMPENSATION
                                                                                ---------------------------
                                             ANNUAL COMPENSATION                  AWARDS         PAYOUTS
                                  -----------------------------------------     ----------     ------------
                                                              OTHER ANNUAL       OPTIONS/          LTIP           ALL OTHER
      NAME AND                                                COMPENSATION(1)      SARS         PAYOUTS(2)      COMPENSATION(4)
 PRINCIPAL POSITION     YEAR      SALARY($)     BONUS($)           ($)             (#)             ($)               ($)
--------------------
J. T. Hartley           1995       641,667       761,180         149,730           90,936                         1,042,260
 Chairman of the        1994       595,833       660,120         135,240           92,337        1,544,375          409,649
 Board and Chief        1993       567,500       560,780         105,560           42,657          610,313          338,593
 Executive Officer

P. W. Farmer            1995       441,667       407,775          80,662                0                           126,880
 President and Chief    1994       387,500       357,565          63,382            2,744          661,875           96,446
 Operating Officer      1993       317,500       270,474          43,307           20,000          195,688           65,186

W. E. Cantrell          1995       283,077       358,750               0            8,000                 (3)         7,677
 President -- Lanier    1994       285,577       337,680               0           14,661          147,000            6,653
 Worldwide              1993       271,538       235,840               0           20,296                0            6,314

J. C. Garrett (5)       1995       262,500       304,810          24,800                0                            79,599
 President --           1994       250,000       240,136          11,200                0                            11,136
 Semiconductor          1993        51,283        33,333               0           10,000                               156
 Sector

G. W. Numann            1995       262,500       300,196          43,591                0                            88,341
 President --           1994       250,000       294,147          38,364            2,401          389,712           70,796
 Communications         1993       245,833       192,438          29,952           19,475          141,593           55,910
 Sector

                               ------------------

(1) None of the executive officers named in the Summary Compensation Table received personal benefits in excess of the lesser of $50,000 or 10% of total compensation for fiscal 1995, 1994 or 1993. The amounts reported represent dividend equivalent payments on outstanding performance shares granted under the Stock Incentive Plan.

(2) The value of the shares earned for the three year period ended June 30,
1995 (Mr. Hartley --        ; Mr. Farmer --        ; Mr. Garrett --        ;
and Mr. Numann --     shares ) is based upon the closing price of the
Corporation's Common Stock on June 30, 1995.

The value of the shares earned for the three year period ended June 30, 1994 (Mr. Hartley -- 35,000; Mr. Farmer -- 15,000; and Mr. Numann -- 8,832 shares) is based upon the closing price of the Corporation's Common Stock on June 30, 1994.

The value of the shares earned for the three year period ended June 30, 1993 (Mr. Hartley -- 15,750; Mr. Farmer -- 5,050; and Mr. Numann -- 3,654 shares) is based upon the closing price of the Corporation's Common Stock on June 30, 1993.

Performance Shares that were not earned were forfeited by the named executive officers and returned to the Corporation. Performance

Shares forfeited for the performance period ended June 30, 1994 are as follows:
Mr. Numann -- 768; and for the performance period ended June 30, 1993 are as follows: Mr. Hartley -- 15,750; Mr. Farmer -- 5,050; and Mr. Numann -- 5,046.

(3) Mr. Cantrell's grants were made under the Lanier Worldwide, Inc. Long Term Incentive Plan For Key Employees described in the Long Term Incentive Plans -- Awards in Last Fiscal Year table. The payment reflected in the table for fiscal 1995 and 1994 is for performance during the three year performance period ended June 30 of each such year.

(4) Amounts reported include:

      (i) Contributions to the Harris Corporation Retirement Plan for fiscal 1995 are as follows: Mr. Hartley -- $17,851; Mr. Farmer -- $15,964; Mr. Garrett -- $16,879; and Mr. Numann -- $12,144; for fiscal 1994 are as follows: Mr. Hartley -- $15,000; Mr. Farmer -- $10,503; Mr. Garrett -- $8,976; and Mr. Numann -- $10,485; and for fiscal 1993 are as follows: Mr. Hartley -- $15,000; Mr. Farmer -- $11,336; and Mr. Numann -- $11,199.

      (ii) Contributions made to the Corporation's Supplemental Executive Retirement Plan for fiscal 1995 are as follows: Mr. Hartley -- $931,157; Mr. Farmer -- $100,464; Mr. Garrett -- $58,644; and Mr.
           Numann -- $65,123; for fiscal 1994 are as follows: Mr. Hartley -- $374,291; Mr. Farmer -- $76,894; and Mr. Numann -- $51,017; and for
           fiscal 1993 are as follows: Mr. Hartley -- $303,235; Mr. Farmer -- $49,123; and Mr. Numann -- $35,620.

     (iii) Contributions for fiscal 1995 of $4,500, for fiscal 1994 of $3,476 and for fiscal 1993 of $3,137 were made on behalf of Mr. Cantrell to the Lanier Worldwide, Inc. Savings Incentive Plan.

     (iv) The taxable portion of premiums on life insurance provided by the Corporation for fiscal 1995 are as follows: Mr. Hartley -- $25,752; Mr. Farmer -- $10,452; Mr. Cantrell -- $3,177; Mr. Garrett -- $4,076;
          and Mr. Numann -- $11,074; for fiscal 1994 are as follows: Mr. Hartley -- $20,358; Mr. Farmer -- $9,049; Mr. Cantrell -- $3,177; Mr. Garrett
          -- $2,160; and Mr. Numann -- $9,294; and for fiscal 1993 are as follows: Mr. Hartley -- $20,358; Mr. Farmer -- $4,727; Mr. Cantrell -- $3,177; Mr. Garrett -- $156; and Mr. Numann -- $9,091.

      (v) Vacation pay accrued for fiscal 1995 for Mr. Hartley of $67,500.

(5) The amounts reported for fiscal 1993 for Mr. Garrett reflect less than a full year, since he commenced employment with the Corporation in April, 1993.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Shown below is additional information on grants of stock options made under the Stock Incentive Plan during the fiscal year ended June 30, 1995.

                         INDIVIDUAL GRANTS                                          POTENTIAL REALIZABLE VALUE AT
                    ---------------------------
                                    % OF TOTAL                                      ASSUMED ANNUAL RATES OF STOCK
                    OPTIONS/SARS   OPTIONS/SARS                                     PRICE APPRECIATION FOR OPTION
                     GRANTED        GRANTED TO      EXERCISE OR                                 TERM
                       (1)         EMPLOYEES IN      BASE PRICE      EXPIRATION     -----------------------------
      NAME             (#)         FISCAL YEAR       ($/SHARE)          DATE           5%($)            10%($)
----------------
J. T. Hartley         26,141           16.9             46.875         8/22/99         399,380           750,156
                      10,345            6.7              48.00         8/26/99         134,569
                                                                                                         296,707
                       8,914            5.7              48.00         1/22/98          75,318
                                                                                                         159,446
                       7,692            4.9              48.00         1/22/98          64,992
                                                                                                         137,588
                       5,650            3.6              48.00         8/27/98          57,126
                                                                                                         122,765
                      13,657            8.8              48.00         8/23/95          29,659
                                                                                                          59,188
                       6,672            4.3              48.00         8/27/98          67,459
                                                                                                         144,972
                      11,863            7.7              48.00         8/27/98         119,944
                                                                                                         257,764
P. W. Farmer               0              0                  0              --               0                 0
W. E. Cantrell         8,000            5.1              48.00         8/26/04         241,495           611,997
J. C. Garrett              0              0                  0              --               0                 0
G. W. Numann               0              0                  0              --               0                 0

---------------

All of the stock options shown in the table, with the exception of Mr. Cantrell's 8,000 share grant, were Restoration Stock Options, which are described below.

Shareholder Gain(2)                                                $1,261,773,043    $3,197,580,624
Named Executive Officers gain as % of all shareholders gain                  0.09%            0.08 %

                                ---------------

(1) All stock option grants are made under the Corporation's Stock Incentive Plan. The term of each stock option is generally 10 years and is generally exercisable in installments as follows: 50% after one year; 75% after two years; and 100% after three years. The exercise price is the closing price of a share of the Corporation's Common Stock on the date of grant. The exercise price may be paid in cash or shares of the Corporation's Common Stock, or "cashless exercise" procedures may be used. If shares of the Corporation's Common Stock are delivered in payment, a Restoration Stock Option (RSO) will be granted equal to the number of shares used to exercise the stock option. The expiration date of these grants remains the last day the underlying grant is exercisable. RSO grants are non-qualified, and are first exercisable six months after the date of grant at the then market value.

(2) The enclosed information shows the increase in market value of the Corporation's Common Stock for all shareholders, assuming the stock price appreciation at 5% and 10%, respectively, over a ten year period.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

Shown below is information with respect to the options exercised and unexercised options to purchase the Corporation's Common Stock for those executive officers named in the Summary Compensation Table. These grants were made under the Stock Option Plan for Key Employees and its successor, the Stock Incentive Plan. The data reported are as of June 30, 1995.

                                                                                        VALUE OF UNEXERCISED IN-THE-
                                                                                                    MONEY
                                                          NUMBER OF UNEXERCISED                OPTIONS/SARS AT
                                                         OPTIONS/SARS AT FISCAL              FISCAL YEAR-END (1)
                        SHARES           VALUE                 YEAR-END(#)                           ($)
                      ACQUIRED ON      REALIZED       -----------------------------     -----------------------------
       NAME           EXERCISE(#)         ($)         EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------
J. T. Hartley           131,577         1,245,988       115,767                0           373,319                0
P. W. Farmer              5,000           110,875        36,744            5,000           613,653           72,500
W. E. Cantrell            6,296           117,263        36,648           14,000           637,096          116,000
J. C. Garrett                 0                 0         7,500            2,500           108,750                0
G. W. Numann                  0                 0        36,581                0           681,858                0

                                ---------------

(1) Based on the closing price on the New York Stock Exchange -- Composite Transactions of the Corporation's Common Stock on June 30, 1995.

LONG TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                                       PERFORMANCE OR              ESTIMATED FUTURE PAYOUTS UNDER
                                        OTHER PERIOD                 NON-STOCK PRICE-BASED PLANS
                         NUMBER OF         UNTIL          -------------------------------------------------
                         SHARES OR     MATURATION OR        THRESHOLD          TARGET            MAXIMUM
        NAME                 $             PAYOUT         (SHARES OR $)     (SHARES OR $)     (SHARES OR $)
---------------------
J. T. Hartley              35,000          6/30/97              0                35,000            70,000
P. W. Farmer               25,000          6/30/97              0                25,000            50,000
W. E. Cantrell(2)        $275,000          6/30/97              0             $ 275,000         $ 550,000
J. C. Garrett              10,000          6/30/97              0                10,000            20,000
G. W. Numann               10,500          6/30/97              0                10,500            21,000

                                ---------------

(1) Awards of performance shares under the Stock Incentive Plan to participants are made at the beginning of each performance period and are earned based on the performance of the business unit, the Corporation or some combination thereof. The plan is designed to motivate key employees to maximize longer term appreciation in shareholder value by aligning their interests with shareholder interests. Final payout is determined by the Board, in the case of Mr. Hartley and Mr. Farmer, and as to the other executive officers by the Management Development and Nominating Committee and is based upon financial performance compared with Strategic Plan objectives. Performance criteria include: corporate return on equity and earnings per share growth; and sector/division return on capital and net income growth. Share payouts are made following the determination of the Committee and range from zero to a maximum of 200% of the original shares awarded. Strategic Plans covering a three year period are prepared annually for each business unit and for the Corporation. In addition, participants receive quarterly payments in respect of the number of performance shares awarded equal to dividends paid to shareholders of the same number of shares of the Corporation's Common Stock.

(2) Mr. Cantrell's cash award is based upon the criteria described above and was made under the Lanier Worldwide, Inc. Long Term Incentive Plan for Key Employees.

                               ------------------

LANIER WORLDWIDE PENSION PLAN

The Lanier Worldwide, Inc. Pension Plan is a defined benefit plan. Substantially all of the United States employees of Lanier Worldwide and its participating subsidiaries are eligible to participate. The Plan is fully paid by Lanier Worldwide, and employees become vested upon the completion of five years of service. For an employee retiring at age 65, annual pension benefits are determined by adding (a) 1.22% of the average of the employee's five highest consecutive years' compensation in the last ten calendar years before retirement, multiplied by the lesser of the employee's years of service or 30, and (b) .33% of that part of the employee's five-year average compensation in excess of a certain amount, multiplied by the lesser of the employee's years of service or 30. The following table sets forth the estimated annual pension benefits payable upon retirement in specified compensation and years of service classifications. The amounts shown in the table apply to employees of Lanier Worldwide retiring after June 30, 1994, at age 65 or older.

                               PENSION PLAN TABLE

  HIGHEST
CONSECUTIVE                ESTIMATED ANNUAL ANNUITY FOR
   5-YEAR                   CREDITED YEARS OF SERVICE
  AVERAGE        ------------------------------------------------
COMPENSATION        15           20           25           30
        ------------------------------------------------
  $100,000          21,968       29,290       36,613       43,935
   200,000          45,218       60,290       75,363       90,435
   300,000          68,468       91,290      114,113      136,935
   400,000          91,718      122,290      152,863      183,435
   500,000         114,968      153,290      191,613      229,935
   600,000         138,218      184,290      230,363      276,435

Compensation recognized by the Plan is base salary, bonuses and sales commissions. Base salary for purposes of calculating retirement benefits under the Plan includes amounts deferred under the Lanier Worldwide, Inc. Savings Incentive Plan. For fiscal 1995, average compensation for Mr. Cantrell does not include amounts earned under the Long Term Incentive Plan. As of June 30,
1995, Mr. Cantrell's average compensation, as currently limited by the Internal Revenue Code of 1986, as amended, was $150,000, and he had 30 credited years of service in the Plan.

Lanier Worldwide's Supplemental Executive Retirement Plan furnishes certain employees retirement benefits which would have been available under the Pension Plan but for the limitations imposed by the Internal Revenue Code. Upon retirement or other termination, the then value of the excess benefits are payable in cash.

EXECUTIVE SEVERANCE AGREEMENTS

The Corporation has entered into executive severance contracts with the corporate officers, including each of the executive officers named in the table, except Mr. Hartley, whose contract expired effective upon his retirement, to provide continuity of management in the event of a defined change in control. Under the agreements, in the event a change in control is undertaken by a third party and the officer does not voluntarily terminate employment within six months following the change in control, the officer is entitled to payments in the event of termination of employment by the employee or by the Corporation during a one-year period following a change in control. Upon any such termination, the officer shall be entitled to payments in an amount equal to one, two or three times planned annual base and incentive compensation, depending on the officer's responsibilities. These amounts are for three years in the case of Mr. Farmer and two years in the case of the other executive officers named in the Summary Compensation Table and can be approximated by multiplying the years times the compensation amounts set forth in the table. In addition, the agreement provides for the vesting of amounts in the retirement plan for the account of the officer, as well as immediate vesting of all performance share awards, options and stock appreciation rights outstanding and continuation of various benefits for a like period.

SELECTION OF AUDITORS

The Board of Directors recommends the selection of Ernst & Young, independent public accountants, to audit the books and accounts of the Corporation for the current fiscal year which ends June 30, 1996. A representative of Ernst & Young is expected to be present at the shareholders' meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions of shareholders.

                               ------------------

PROPOSED AMENDMENT TO HARRIS CORPORATION STOCK INCENTIVE PLAN

A proposal will be presented at the meeting to approve amendments to the Corporation's Stock Incentive Plan (the "SIP"), which were adopted by the Board of Directors on August 26, 1995, subject to approval by the shareholders of the Corporation. The complete text of the SIP is set forth in Exhibit A to this Proxy Statement, and shareholders are urged to review it together with the following information, which is qualified in its entirety by reference to Exhibit A.

The SIP was originally adopted by the shareholders of the Corporation at the 1990 Annual Meeting, and was intended to advance the interests of the Corporation by generating increased incentive for its directors and key employees to contribute to the Corporation's growth and profitability, thereby enhancing the value of the Corporation to its shareholders. The SIP provides for the award of performance-based stock awards, restricted stock, stock options, stock appreciation rights and other stock-based awards. All salaried employees of the Corporation are eligible to be selected as SIP participants. With respect to the Chief Executive Officer and President, the SIP is administered by the outside directors of the Board and with respect to the other executive officers, the SIP is administered by the Management Development and Nominating Committee. With respect to participants who are not executive officers, the SIP is administered by the Board, the Management Development and Nominating Committee or the Chief Executive Officer. For purposes of this section the term "Committee" refers to the outside directors of the Board, the Management Development and Nominating Committee or the Chief Executive Officer, as applicable to the particular plan participant.

As discussed above, under Section 162(m) of the Internal Revenue Code of 1986, compensation in excess of $1 million paid in any taxable year to a person named in the Summary Compensation Table is not deductible by the Corporation unless such compensation qualifies as "performance-based." Accordingly, the Board of Directors has adopted amendments to the SIP, subject to shareholder approval, pursuant to which certain awards under the SIP, including performance share awards and stock option awards, to be paid to executive officers of the Corporation would qualify as "performance-based" compensation for purposes of
Section 162(m). The amendments adopted by the Board of Directors to comply with
Section 162(m) provide that: (i) the performance goals for performance share awards under the SIP for performance periods commencing July 1, 1995 and thereafter will be any one or more of the following: the Corporation's revenue, earnings per share of Common Stock, net income, return on equity, return on capital, return on assets, total shareholder return or cash flow, and (ii) the number of shares of the Corporation's Common Stock or share equivalents (stock units) that can be granted to any executive officer of the Corporation shall not exceed: as to performance share awards -- 100,000 shares in any fiscal year; as to stock options and stock appreciation rights -- 500,000 over any continuous five-year period; as to stock options granted upon exercise of a stock option for which the option price is paid in shares (Restoration Stock Options) -- 500,000 over any continuous five-year period; and as to other share-based awards -- 100,000 shares in any fiscal year.

In addition, the Board of Directors has adopted amendments, subject to shareholder approval, to conform the terms of stock option grants to outside directors with the terms of stock option grants to employees of the Corporation, beginning with grants made on the date of the 1995 Annual Meeting. Specifically, the amendments provide that the option price may be paid in shares of the Corporation's Common Stock, as well as in cash and that fifty percent (50%) of the total number of shares subject of such stock options shall become exercisable on the first anniversary of the date of grant and twenty-five percent (25%) on the anniversary of the next two succeeding years. In addition, the amendments provide that in the event of a director's retirement, the options which are exercisable at such time may be exercised for three years thereafter.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of Common Stock of the Corporation present or represented at the Annual Meeting is required to adopt the amendments to the Harris Corporation Stock Incentive Plan. Unless otherwise instructed, properly executed proxies which are returned will be voted in favor of the proposal. The Board of Directors recommends that shareholders vote FOR the adoption of the amendments to the Harris Corporation Stock Incentive Plan.

PROPOSED HARRIS CORPORATION ANNUAL INCENTIVE PLAN

A proposal will be presented at the meeting to approve the Harris Corporation Annual Incentive Plan (the "AIP"), which was adopted by the Board of Directors on August 26, 1995, subject to approval by the shareholders of the Corporation. The complete text of the AIP is set forth in Exhibit B to this Proxy Statement, and shareholders are urged to review it together with the following information, which is qualified in its entirety by reference to Exhibit B.

The AIP adopted by the Board of Directors in August 1995, is substantially similar to annual incentive plans which have been in effect for many years. All salaried employees of the Corporation, its subsidiaries and affiliates
(approximately   employees) are eligible to be selected as AIP participants.
With respect to the Chief Executive Officer and President, the AIP is administered by the outside directors of the Board and with respect to the other executive officers of the Corporation, the AIP is administered by the Management Development and Nominating Committee of the Board of Directors. With respect to participants who are not executive officers, the AIP is administered by the Board, the Management Development and Nominating Committee or the Chief Executive Officer. For purposes of this section, the term "Committee" refers to the outside directors of the Board, the Management Development and Nominating Committee or the Chief Executive Officer, as applicable to the particular plan participant.

Pursuant to the AIP, the Committee establishes a "target annual incentive award" for the plan year and selects performance goals for the participants from among the following measurements (or any combination thereof): the Corporation's revenue, earnings per share, net income, return on equity, return on capital, return on assets, total stockholder return or cash flow. For each plan year, the Committee also establishes a formula or matrix prescribing the extent to which a participant's target annual incentive award may be earned based upon the degree of achievement of such

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

performance goal or goals. The Committee may determine that the annual incentive award payable to any participant will be based upon the attainment of performance goals comparable to those specified above but in whole or in part applied to the results of a subsidiary, business unit, division or department of the Corporation for which such participant has substantial management responsibility. Except in the case of executive officers of the Corporation, the Committee may also designate any other factor or factors to serve as performance goals.

Each executive officer's target annual incentive award and performance goal or goals for a plan year will be established by the Committee within the time period allowed therefor by the Internal Revenue Code and will not thereafter be changed. A target annual incentive award payable to an executive officer may be reduced (but not increased) by the Committee in its sole discretion, and in any event will not exceed $2,000,000 for any Plan Year.

The Committee will have authority to make adjustments in the method of calculating achievement of performance goals in recognition of the effects of changes in accounting standards or methods and unusual or nonrecurring events that would have the effect of reducing annual incentive awards otherwise payable under the AIP, provided such adjustments are made in a manner consistent with
Section 162(m) and the regulations promulgated thereunder.

Benefits or amounts that will be received by or allocated to participants in the AIP are not determinable until the completion of each plan year. The awards paid to the Chief Executive Officer of the Corporation and each of the four other most highly compensated executive officers of the Corporation serving at June 30, 1995 under the Corporation's existing Annual Incentive Plan are set forth in the "Bonus" column of the Summary Compensation Table under "Compensation" on page 16 above. The aggregate awards under the Corporation's existing Annual Incentive Plan for the year ended June 30, 1995, for all current executive officers as a group and for all employees (other than executive officers) as a
group were $     and $     , respectively.

The Board of Directors or the Management Development and Nominating Committee may amend the AIP at any time provided that no such amendment may alter a participant's right to receive a distribution previously earned by such participant under the AIP.

VOTE REQUIRED

The affirmative vote of the holders of a majority of shares of Common Stock of the Corporation present or represented at the Annual Meeting is required to adopt the Harris Corporation Annual Incentive Plan. Unless otherwise instructed, properly executed proxies which are returned will be voted in favor of the proposal. The Board of Directors recommends a vote FOR the proposal to adopt the Harris Corporation Annual Incentive Plan.

PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

The Board of Directors, on August 26, 1995, adopted resolutions approving and recommending adoption by the shareholders of an amendment (the "Proposed Amendment") to the Corporation's Restated Certificate of Incorporation. The complete text of the Proposed Amendment is set forth in Exhibit C to this Proxy Statement, and shareholders are

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

urged to review it together with the following information, which is qualified in its entirety by reference to Exhibit C.

The Board of Directors proposes that Article FOURTH of the Corporation's Restated Certificate of Incorporation be amended to increase the number of authorized shares of the Corporation's Common Stock to 250,000,000 from 100,000,000.

The Board believes that an increase in the number of authorized shares of Common Stock to 250,000,000 is desirable in order that a sufficient number of shares will be available for issue from time to time if needed for such corporate purposes as may be deemed appropriate by the Board. These corporate purposes might include, for example, the raising of additional capital funds through public offerings, the acquisition by the Corporation of other companies or assets, the issuance of stock under the Corporation's employee and director stock plans, and the declaration of stock splits or stock dividends.

The Corporation has no specific plans or commitments for the issuance of the additional shares of Common Stock proposed to be authorized, or for the disposition of its treasury shares, other than the issuance of stock under the Corporation's employee and director stock plans.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation is required to adopt the Proposed Amendment. Unless otherwise instructed, properly executed proxies which are returned will be voted in favor of the Proposed Amendment. The Board of Directors recommends a vote FOR the adoption of the Proposed Amendment.

                               ------------------

SHAREHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

Shareholder proposals intended to be presented at the 1996 annual meeting of shareholders and to be included in the Corporation's proxy statement and form of proxy for that meeting must be received by the Corporation not later than May
  , 1996.

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

                                                                       EXHIBIT A

                               HARRIS CORPORATION
                              STOCK INCENTIVE PLAN
                         AMENDED AS OF AUGUST 26, 1995

1. PURPOSE.

The purpose of the Harris Corporation Stock Incentive Plan (the "Plan") is to promote the long-term growth and performance of Harris Corporation (the "Corporation") and its affiliates and to attract and retain outstanding individuals by awarding directors and salaried employees performance-based stock awards, restricted stock, stock options, stock appreciation rights and/or other stock-based awards.

2. DEFINITIONS

The following definitions are applicable to the Plan:

"Award" means the grant of performance shares, restricted stock, stock options, stock appreciation rights or other share-based award under the Plan.

"Board" means the Board of Directors of the Corporation.

"Board Committee" means a committee of the Board consisting of Outside
Directors.

"Commission" means the Securities and Exchange Commission.

"Committee" means a committee of the Board to which the Board has delegated authority and responsibility under the Plan and which shall be appointed by, and serve at the pleasure of, the Board, and shall be constituted so as to satisfy any applicable legal requirements, including the requirements of Rule 16b-3 promulgated by the Commission under the Securities Exchange Act of 1934, as amended from time to time, or under any successor rule adopted by the Commission and Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

"Common Stock" means the common stock of the Corporation, $1.00 par value per share.

"Executive Officer" means any Participant the Board has designated as an executive officer of the Corporation for purposes of reporting under the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

"Grant Date" means the date on which the grant of an Option under Section 7.1 hereof or a SAR under Section 8.1 hereof becomes effective pursuant to the terms of the Stock Option Agreement or Stock Appreciation Rights Agreement, as the case may be, relating thereto.

"Non-employee Director" means a member of the Board who is not an employee of the Corporation or any affiliate thereof.

"Option" means the option to purchase shares of Common Stock granted under Sections 7.1 and 10.1 hereof.

"Option Price" means the purchase price of each share of Common Stock under an Option.

"Outside Director" means a member of the Board who is not an employee of the Corporation or any affiliate thereof and who qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

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

"Participant" means any salaried employee of the Corporation and its affiliates designated by the Board Committee to receive an Award under the Plan.

"Performance Goal" means any of the following measurements: the Corporation's revenue, earnings per share of Common Stock, net income, return on equity, return on capital, return on assets, total shareholder return or cash flow, or any combination thereof.

"Performance Period" means the period of time established by the Board Committee for achievement of certain objectives under Section 5.1 hereof.

"Shares" means shares of Common Stock, subject to adjustments made under Section
3.2 or operation of law.

"Restriction Period" means the period of time established by the Board Committee during which certain restrictions as to vesting and on the sale or other disposition of Shares awarded under the Plan remain in effect under Section 6.1 hereof.

"Stock Appreciation Rights" or "SARs" means the right to receive a cash payment from the Corporation equal to the excess of the fair market value of a stated number of shares of Common Stock at the exercise date over a fixed price for such shares.

"Units" means units under a share-based award that is payable solely in cash or is actually paid in cash, determined by reference to the number of shares by which the share-based award is measured.

3. SHARES AND UNITS SUBJECT TO PLAN

3.1 Shares Reserved under the Plan. (a) The aggregate number of Shares which may be awarded under the Plan in each fiscal year of the Corporation, subject to adjustment as provided in Section 3.2 hereof, shall be one percent (1%) of the total outstanding Shares as of the first day of such year for which the Plan is in effect; provided that no more than two million (2,000,000) Shares shall be cumulatively available for the grant of incentive stock options under the Plan. In addition, any Common Stock issued by the Corporation through the assumption or substitution of outstanding grants from an acquired corporation or entity shall not reduce the shares available for grants under the Plan. Shares to be issued pursuant to the Plan may be authorized and unissued Shares, treasury Shares, or any combination thereof.

(b) Aggregate Unit Limit. The aggregate number of Units which may be awarded under the Plan in each fiscal year of the Corporation, subject to adjustment as provided in Section 3.2 hereof, shall be one percent (1%) of the total outstanding Shares as of the first day of such year for which the Plan is in effect.

(c) Reissue of Shares and Units. The number of Shares and Units shall be increased in any year by the number of Shares or Units available for grant hereunder in previous years but not subject of Awards granted hereunder in such year. Subject to Section 8.2 hereof, if any Shares or Units subject to an Award hereunder are forfeited or any such Award otherwise terminates without the issuance of such Shares or Units to a Participant, or if any Shares are surrendered by a Participant in full or partial payment of the Option Price of an Option, such Shares or Units, to the extent of any such forfeiture, termination or surrender, shall again be available for grant under the Plan.

3.2 Adjustments. Subject to Section 12 hereof, the aggregate number of Shares which may be awarded under the Plan and outstanding Awards shall be adjusted by the Board

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

Committee to reflect a change in the capitalization of the Corporation, including but not limited to, a stock dividend or split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders; provided that the number and price of shares subject to outstanding Options granted to Non-employee Directors pursuant to Section 10 hereof and the number of shares subject to future Options to be granted pursuant to Section 10 shall be subject to adjustment only as set forth in Section 10 hereof.

4. ADMINISTRATION OF PLAN

4.1 Administration by the Board. The Plan shall be administered by the Board Committee; provided, however, the Board Committee may delegate some or all of its authority and responsibility under the Plan to the Committee; provided, further, that the Board Committee may not delegate to the Committee any authority to make Awards hereunder to any Executive Officer who is also a member of the Board. The Board Committee shall have authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to prescribe the form of any agreement or instrument executed in connection herewith, and to make all other determinations necessary or advisable for the administration of the Plan. All such interpretations, rules, regulations and determinations shall be conclusive and binding on all persons and for all purposes. In addition, the Board Committee shall have authority, without amending the Plan, to grant Awards hereunder to Participants who are foreign nationals or employed outside the United States or both, on terms and conditions different from those specified herein as may, in the sole judgment and discretion of the Board Committee, be necessary or desirable to further the purpose of the Plan or to comply with foreign legal or regulatory requirements. Notwithstanding the foregoing, neither the Board, the Board Committee nor the Committee shall have any discretion with respect to Options granted to Non-employee Directors pursuant to Section 10 hereof.

4.2 Designation of Participants. Participants shall be selected, from time to time, by the Board Committee, from those salaried employees of the Corporation and its affiliates who, in the opinion of the Board Committee, have the capacity to contribute materially to the continued growth and successful performance of the Corporation.

5. PERFORMANCE SHARE AWARDS

5.1 Awards. Awards of Shares may be made, from time to time, to such salaried employees of the Corporation and its affiliates as may be selected by the Board Committee. The release of such Shares to the Participant subject to such Awards shall be contingent upon (i) the degree of attainment of the applicable Performance Goals during the Performance Period relative to such objectives as shall be established by the Board Committee and (ii) the expiration of the Performance Period. Except as provided in Section 11 hereof and the Performance Share Award Agreement between the Participant and the Corporation, Shares subject to such Awards under this Section 5.1 shall be released to the Participant only after the expiration of the relevant Performance Period. Each Award under this Section 5.1 shall be evidenced by a Performance Share Award Agreement between the Participant and the Corporation which shall specify the applicable Performance Goals, the Performance Period, any forfeiture conditions and such other terms and conditions as the Board Committee shall determine.

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

5.2 Stock Certificates. Upon expiration of the Performance Period, the Corporation shall issue a certificate registered in the name of the Participant or his designee evidencing the Shares to which the Participant is entitled and release such Shares to the custody of the Participant.

5.3 Rights as Shareholders. Subject to the provisions of the Performance Share Award Agreement between the Participant and the Corporation, during the Performance Period, Participants may exercise full voting rights with respect to all Shares awarded thereto under Section 5.1 hereof and shall be entitled to receive dividends and other distributions paid with respect to those Shares.

5.4 Transferability of Shares. Certificates evidencing the Shares under the Plan shall not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise disposed of until the expiration of the Performance Period.

5.5 Termination of Employment. If a Participant ceases to be an employee of either the Corporation or of one of its affiliates, the number of Shares subject of the Award, if any, to which the Participant shall be entitled shall be determined in accordance with the Performance Share Award Agreement between the Participant and the Corporation.

5.6 Transfer of Employment. If a Participant transfers employment from one business unit of the Corporation or any of its affiliates to another business unit during a Performance Period, such Participant shall be eligible to receive such number of Shares as the Board Committee may determine based upon such factors as the Board Committee in its sole discretion may deem appropriate.

5.7 Individual Share Limitation. The number of Shares for which a Performance Share Award may be granted to any Participant who is an Executive Officer shall not exceed 100,000 Shares in any fiscal year.

6. RESTRICTED STOCK AWARDS

6.1 Awards. Awards of Shares subject to such restrictions as to vesting and otherwise as the Board Committee shall determine, may be made, from time to time, to salaried employees of the Corporation and its affiliates as may be selected by the Board Committee. The Board Committee may in its sole discretion at the time of the Award or at any time thereafter provide for the early vesting of such Award prior to the expiration of the Restriction Period. Each Award under this Section 6.1 shall be evidenced by a Restricted Stock Award Agreement between the Participant and the Corporation which shall specify the vesting schedule, any rights of acceleration, any forfeiture conditions, and such other terms and conditions as the Board Committee shall determine.

6.2 Stock Certificates. Upon expiration of the Restriction Period, the Corporation shall issue a certificate registered in the name of the Participant or his designee evidencing the Shares to which the Participant is entitled and release such Shares to the custody of the Participant.

6.3 Rights as Shareholders. During the Restriction Period, Participants may exercise full voting rights with respect to all Shares awarded thereto under
Section 6.1 hereof and shall be entitled to receive dividends and other distributions paid with respect to those Shares.

6.4 Transferability of Shares. Certificates evidencing the Shares awarded under the Plan shall not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise

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

disposed of until the expiration of the Restriction Period.

6.5 Termination of Employment. If a Participant ceases to be an employee of either the Corporation or of any of its affiliates, the number of Shares subject of the Award, if any, to which the Participant shall be entitled shall be determined in accordance with the Restricted Stock Award Agreement between the Participant and the Corporation. All remaining shares as to which restrictions apply at the date of termination of employment shall be forfeited subject to such exceptions, if any, authorized by the Board Committee.

7. STOCK OPTIONS

7.1 Grants. Options may be granted, from time to time, to such salaried employees of the Corporation and its affiliates as may be selected by the Board Committee. The Option Price shall be determined by the Board Committee effective on the Grant Date; provided however, that such price shall not be less than one hundred percent (100%) of the fair market value of a Share on the Grant Date. The number of Shares subject to each option granted to each Participant, the terms of each option, and any other terms and conditions of an Option granted hereunder shall be determined by the Board Committee, in its sole discretion, effective on the Grant Date; provided, however, that no Option shall be exercisable any later than ten (10) years from the Grant Date. Each Option shall be evidenced by a Stock Option Agreement between the Participant and the Corporation which shall specify the type of Option granted, the Option Price, the term of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option becomes exercisable and such other terms and conditions as the Board Committee shall determine.

7.2 Payment of Option Price. No Shares shall be issued upon exercise of an Option until full payment of the Option Price therefor by the Participant. Upon exercise, the Option Price may be paid in cash, in Shares having a fair market value equal to the Option Price, or in any combination thereof.

7.3 Rights as Shareholders. Participants shall not have any of the rights of a shareholder with respect to any shares subject to an Option until such Shares have been issued upon the proper exercise of such Option.

7.4 Transferability of Options. Options granted under the Plan may not be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of except to family members or trusts, by will or by the laws of descent and distribution, provided that the Options may not be transferred to family members or trusts except as permitted by applicable law or regulations. All Options granted to a Participant under the Plan shall be exercisable during the lifetime of such Participant only by such Participant, his agent, guardian or attorney-in-fact.

7.5 Termination of Employment. If a Participant ceases to be an employee of either the Corporation or of any of its affiliates, the Options granted hereunder shall be exercisable in accordance with the Stock Option Agreement between the Participant and the Corporation.

7.6 Individual Share Limitation. The number of Shares for which Options may be granted to any Participant who is an Executive Officer shall not exceed 500,000 Shares over any continuous five-year period. In addition, the number of Shares for which Options may be granted to any Participant who is an Executive Officer upon exercise by such Participant of an Option for which the Option Price is paid in whole or in part in Shares shall not

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

exceed 500,000 Shares over any continuous five-year period.

8. STOCK APPRECIATION RIGHTS

8.1 Grants. Stock Appreciation Rights may be granted, from time to time, to such salaried employees of the Corporation and its affiliates as may be selected by the Board Committee. SARs may be granted at the discretion of the Board Committee either (i) in connection with an Option or (ii) independent of an Option. The price from which appreciation shall be computed shall be established by the Board Committee at the Grant Date; provided, however, that such price shall not be less than one hundred percent (100%) of the fair market value of the number of Shares subject of the grant on the Grant Date. In the event the SAR is granted in connection with an Option, the fixed price from which appreciation shall be computed shall be the Option Price. Each grant of a SAR shall be evidenced by a Stock Appreciation Rights Agreement between the Participant and the Corporation which shall specify the type of SAR granted, the number of SARs, the conditions upon which the SARs vest and such other terms and conditions as the Board Committee shall determine.

8.2 Exercise of SARs. SARs may be exercised upon such terms and conditions as the Board Committee shall determine; provided, however, that SARs granted in connection with Options may be exercised only to the extent the related Options are then exercisable. Notwithstanding Section 3.1 hereof, upon exercise of a SAR granted in connection with an Option as to all or some of the Shares subject of such Award, the related Option shall be automatically canceled to the extent of the number of Shares subject of the exercise, and such Shares shall no longer be available for grant hereunder. Conversely, if the related Option is exercised as to some or all of the Shares subject of such Award, the related SAR shall automatically be canceled to the extent of the number of Shares of the exercise, and such shares shall no longer be available for grant hereunder.

8.3 Payment Upon Exercise. Upon exercise of a SAR, the holder shall be paid in cash and/or Shares the excess of the fair market value of the number of Shares subject of the exercise over the fixed price, which in the case of a SAR granted in connection with an Option shall be the Option Price for such Shares.

8.4 Rights of Shareholders. Participants shall not have any of the rights of a shareholder with respect to any Options granted in connection with a SAR until Shares have been issued upon the proper exercise of an Option.

8.5 Transferability of SARs. SARs granted under the Plan may not be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of except to family members or trusts, by will or by the laws of descent and distribution; provided that SARs may not be transferred to family members or trusts except as permitted by applicable law or regulations. All SARs granted to a Participant under the Plan shall be exercisable during the lifetime of such Participant only by such Participant, his agent, guardian, or attorney-in-fact.

8.6 Termination of Employment. If a Participant ceases to be an employee of either the Corporation or of any of its affiliates, SARs granted hereunder shall be exercisable in accordance with the Stock Appreciation Rights Agreement between the Participant and the Corporation.

8.7 Individual Share Limitation. The number of Shares for which SARs may be granted to any Participant who is an Executive Officer

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

shall not exceed 500,000 Shares over any continuous five-year period.

9. OTHER SHARE-BASED AWARDS

Awards of Shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (including, but not limited to, phantom stock or Units, performance units, bonus stock or similar securities or rights), may be made, from time to time, to salaried employees of the Corporation and its affiliates as may be selected by the Board Committee. Such Awards may be made alone or in addition to or in connection with any other Award hereunder. The Board Committee may in its sole discretion determine the terms and conditions of any such Award. Each such Award shall be evidenced by an agreement between the Participant and the Corporation which shall specify the number of Shares subject of the Award, any consideration therefor, any vesting or performance requirements and such other terms and conditions as the Board Committee shall determine. The number of shares or Units subject of any Awards under this Section 9 which may be granted to a Participant who is an Executive Officer shall not exceed 100,000 Shares or Units, as the case may be, in any fiscal year.

10. NON-EMPLOYEE DIRECTORS' OPTIONS

10.1 Grants. Effective the date of the 1990 Annual Meeting of Shareholders and on the date of each Annual Meeting thereafter, each Non-employee Director shall automatically be granted an Option to purchase 1,000 Shares. All such Options shall be nonstatutory stock options. The Option Price shall be one hundred percent (100%) of the fair market value of the Shares on the date of grant.

10.2 Exercise of Options. Except as set forth in this Section 10, fifty percent (50%) of the total number of Shares subject of an Option granted to a Non-employee Director shall become exercisable on the first anniversary of the date of grant of the year in which the option is granted and twenty-five percent (25%) on the anniversary date of each of the next two succeeding years. The right to purchase Shares with respect to Shares which have become exercisable shall be cumulative during the term of the Option. Any Option granted to Non-employee Directors that has been outstanding for more than one (1) year shall immediately become exercisable in the event of a Change of Control, as hereinafter defined. The Option may be exercised by the Non-employee Director during the period that the Non-employee Director remains a member of the Board and for a period of three (3) years following retirement, provided that only those Options exercisable at the date of the Non-employee Director's retirement may be exercised during the period following retirement and, provided further, that in no event shall the Option be exercisable more than ten (10) years after the date of grant.

In the event of the death of a Non-employee Director, the Option shall be exercisable only within the twelve (12) months next succeeding the date of death, and then only (i) by the executor or administrator of the Non-employee Director's estate or by the person or persons to whom the Non-employee Director's rights under the Option shall pass by the Non-employee Director's will or the laws of descent and distribution, and (ii) if and to the extent that the Non-employee Director was entitled to exercise the Option at the date of the Non-employee Director's death, provided that in no event shall the Option be exercisable more than ten (10) years after the date of grant.

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

10.3 Payment of Option Price. No Shares shall be issued upon exercise of an Option until full payment of the Option Price therefor by the Non-employee Director. Payment for the Shares may be paid in cash, in Shares having a fair market value equal to the Option Price, or any combination thereof.

10.4 Adjustments. In case there shall be a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure such that the Shares are changed into or become exchangeable for a larger or smaller number of shares, thereafter the number of Shares subject to outstanding Options granted to Non-employee Directors and the number of Shares subject to Options to be granted to Non-employee Directors pursuant to the provisions of this Section 10 shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares by reason of such change in corporate structure, provided that the number of shares shall always be a whole number, and the purchase price per Share of any outstanding Options shall, in the case of an increase in the number of Shares, be proportionately reduced, and in the case of a decrease in the number of Shares, shall be proportionately increased.

11. CHANGE OF CONTROL

11.1 Definition of Change of Control. For purposes hereof, a "change of control" shall be deemed to have occurred if (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 or any rules or regulations thereunder, acquires shares of the Corporation having twenty percent (20%) or more of the total number of votes that may be cast for the election of directors of the Corporation, or (ii) as the result of any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of the Corporation or any successor to the Corporation.

11.2 Acceleration of Benefits. In the event of a "change of control" of the Corporation, all outstanding Awards shall be cashed out immediately prior to the occurrence of the "change of control" in such manner and in such amounts as determined by the Board Committee in its sole discretion at the time such Awards are made.

12. AMENDMENT OR TERMINATION OF PLAN

Until such time as a "change of control" shall have occurred, the Board or the Board Committee may amend, suspend or terminate the Plan or any part thereof from time to time, provided that no change may be made which would impair the rights of a Participant to whom Shares have theretofore been awarded without the consent of said Participant; and provided, further, that neither the Board nor the Board Committee may make any alteration or amendment to the Plan which would materially increase the benefits accruing to Participants under the Plan, increase the aggregate number of Shares which may be issued under the Plan (other than an increase reflecting a change in capitalization of the Corporation), change the class of employees eligible to participate in the Plan, or amend, modify or delete Section 10 hereof, without the approval of the shareholders of the Corporation so long as such approval is required by applicable law or regulation. Further, Section 10 hereof may not be amended more frequently than once every six months, except to comply with changes to the Internal Revenue Code, the Employee Retirement Income Se-curity Act, or the rules promulgated thereunder. After a "change of control," the Board or the Board Committee shall no longer have the power to amend, suspend or terminate the Plan or any part thereof.

13. MISCELLANEOUS

13.1 Rights of Employees. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation or any of its subsidiaries or affiliates to terminate any Participant's employment at any time, nor confer upon any Participant any right to continued employment with the Corporation or any of its subsidiaries or affiliates.

13.2 Withholding for Taxes. The Corporation shall have the authority to withhold, or to require a Participant to remit to the Corporation, prior to issuance or delivery of any Shares or cash hereunder, an amount sufficient to satisfy federal, state and local tax or withholding requirements associated with any Award. In addition, the Corporation may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by
(i) delivering to the Corporation Shares held by such Participant having a fair market value equal to the amount of the tax or (ii) directing the Corporation to retain Shares otherwise issuable to the Participant under the Plan.

13.3 Status of Awards. Awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Corporation or affiliate and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

13.4 Waiver of Restrictions. The Board Committee may, in its sole discretion, based on such factors as the Board Committee may deem appropriate, waive in whole or in part, any remaining restrictions or vesting requirements in connection with any Award hereunder.

13.5 Delegation to Management. The Board Committee may delegate to one or more officers of the Corporation or a committee of officers the right to grant Awards hereunder to employees who are not officers or directors of the Corporation and to cancel or suspend Awards to employees who are not officers or directors of the Corporation.

13.6 Adjustment of Awards. Subject to Section 12, the Board Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Goals or in the terms and conditions of other Awards (except Options granted pursuant to Section 10 hereof) in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in applicable laws, regulations or accounting principles; provided, however, that no such adjustment shall impair the rights of any Participant without his consent and that any such adjustments shall be made in a manner consistent with
Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. The Board Committee may also make Awards hereunder in replacement of, or as alternatives to, Awards previously granted to Participants, including without limitation, previously granted Options having higher Option Prices and grants or rights under any other plan of the Corporation or of any acquired entity. The Board Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Corporation shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Board Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate. Notwithstanding the above, neither the Board, the Board Committee nor any Committee shall have the right to make any adjustments in the terms or conditions of Options granted pursuant to Section 10.

13.7 Consideration for Awards. Except as otherwise required in any applicable agreement or by the terms of the Plan, Participants under the Plan shall not be required to make any payment or provide consideration for an Award other than the rendering of services.

13.8 Deferral. Notwithstanding anything contained herein to the contrary, in the event that any Award shall be ineligible for treatment as "other performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Board Committee, in its sole discretion, shall have the right with respect to any Executive Officer who is in the year any Award hereunder becomes deductible by the Corporation, a "covered employee" under Section 162(m) of the Internal Revenue Code of 1986, as amended, to defer, in whole or in part, such Executive Officer's receipt of such Award until the Executive Officer is no longer a "covered employee" or until such time as shall be determined by the Board Committee, provided that the Board Committee may effect such a deferral only in a situation where the Corporation would be prohibited a deduction under
Section 162(m) and such deferral shall be limited to the portion of the Award that is not deductible.

13.9 Effective Date and Term of Plan. The Plan shall be effective as of July 1, 1995, subject to the approval of the Plan by the holders of a majority of the shares of Common Stock at the 1995 Annual Shareholders meeting. Any grants made hereunder prior to such approval shall be effective when made (unless otherwise specified by the Board Committee at the time of grant), but shall be conditioned on, and subject to, the approval of the Plan by shareholders. Unless terminated under the provisions of Section 12 hereof, the Plan shall continue in effect until terminated by the Board.

Approved by the Board of Directors this 26th day of August, 1995.

Attested:

/s/R. L. BALLANTYNE

                                                                       EXHIBIT B

                               HARRIS CORPORATION
                             ANNUAL INCENTIVE PLAN

1. Purpose. The purpose of the Harris Corporation Annual Incentive Plan (the "Plan") is to promote the growth and performance of Harris Corporation (the "Corporation") by linking a portion of the total compensation for certain key employees to attainment of such corporate, sector and division financial objectives as shall be approved by the Board of Directors, a Committee of the Board of Directors or the Chief Executive Officer, as appropriate, for each fiscal year.

2. Definitions. The following definitions are applicable to the Plan:

"Board" means the Board of Directors of the Corporation.

"Committee" means a committee of the Board to which the Board has delegated authority and responsibility under the Plan and which shall be appointed by, and serve at the pleasure of, the Board, and shall consist of members of the Board who are not employees of the Corporation or any affiliate thereof and who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code, as amended from time to time and the regulations promulgated thereunder.

"Executive Officer" means a Participant the Board has designated as an executive officer of the Corporation for purposes of reporting under the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

"Participant" means any salaried employee of the Corporation and its subsidiaries and affiliates designated by the Board, the Committee or the Chief Executive Officer of the Corporation to participate in the Plan.

3. Administration of Plan. With respect to participation in the Plan by the Chairman and President the Plan shall be administered by the "outside directors" of the Board. With respect to participation in the Plan by the other Executive Officers, the Plan shall be administered by the Committee. With respect to participation in the Plan by Participants who are not Executive Officers, the Plan shall be administered by the Board, the Committee, or the Chief Executive Officer, in accordance with the Corporation's compensation practices, and all references herein to the "Committee" shall be deemed to mean the "outside directors" of the Board, the Committee, or the Chief Executive Officer, as the case may be.

4. Designation of Participants. Participants in the Plan shall be selected by the Committee on an annual basis from among the salaried employees of the Corporation and its subsidiaries and affiliates.

5. Annual Incentive Awards.

(a) Each Participant in the Plan shall be eligible to receive such annual incentive award, if any, for each Plan Year as may be payable pursuant to the performance criteria described below. Except as provided in Section 13 below, the Committee shall, on an annual basis, establish a "target annual incentive award" for each Participant, and the maximum amount of a target annual incentive award that may be awarded to a Participant for a Plan Year shall be 200% thereof.

(b) Participants shall have their annual incentive awards, if any, determined on the basis of the degree of achievement of performance goals which shall be established by the Com-mittee in writing and which goals shall be stated in terms of the attainment of specified levels of or percentage changes (as compared to a prior measurement period) in any one or more of the following measurements: the Corporation's revenue, earnings per share of Common Stock, net income, return on equity, return on capital, return on assets, total stockholder return or cash flow, or any combination thereof. The Committee shall, for each Plan Year, establish the performance goal or goals from among the foregoing to apply to each Participant and a formula or matrix prescribing the extent to which such Participant's annual incentive award shall be earned based upon the degree of achievement of such performance goal or goals. The Committee may determine that the annual incentive award payable to any Participant shall be based upon the attainment of performance goals comparable to those specified above but in whole or in part applied to the results of a subsidiary, division or sector of the Corporation for which such Participant has substantial management responsibility.

(c) A Participant's target annual incentive award or performance goals may be changed by the Committee during the Plan Year to reflect a change in responsibilities; provided that any such change shall be made in a manner consistent with Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(d) Except as provided in Section 6 below, the Committee may, in its sole discretion, (i) award or increase the amount of an annual incentive award payable to a Participant even though not earned in accordance with the performance goals established pursuant to this Section 5, or (ii) decrease the amount of an annual incentive award otherwise payable to a Participant even though earned in accordance with the performance goals established pursuant to this Section 5.

6. Participation by Executive Officers.
Notwithstanding any other provisions of the Plan to the contrary, the following provisions shall be applicable to participation in the Plan by Executive
Officers:

(a) Each such Participant's annual incentive award under this Plan for such Plan Year shall be based solely on achievement of one or more of the performance goals as established by the Committee pursuant to Section 5 above and the Committee shall not have the discretion provided in Section 5(d) to increase the amount of the award.

(b) With respect to each such Participant, no annual incentive award shall be payable hereunder except upon written certification by the Committee that the performance goals have been satisfied to a particular extent and that any other material terms and conditions precedent to payment of an annual incentive award pursuant to the Plan have been satisfied.

(c) The maximum annual incentive award payable to any such Participant for any Plan Year shall be $2,000,000.

7. Payment of Annual Incentive Award.
Payment of any amount to be paid to a Participant based upon the degree of attainment of the applicable performance goals shall be made at such time(s) as the Committee may in its discretion determine.

8. Participant's Interests. A Participant's interest in any annual incentive awards hereunder shall at all times be reflected on the Corporation's books as a general unsecured and unfunded obligation of the Corporation subject to the terms and conditions of the Plan. The Plan shall not give any person any right or security interest in any asset of the

Corporation or any fund in which any deferred payment is deemed invested. Neither the Corporation, the Board, nor the Committee shall be responsible for the adequacy of the general assets of the Corporation to discharge the payment of its obligations hereunder nor shall the Corporation be required to reserve or set aside funds therefor.

9. Non-Alienation of Benefits; Beneficiary Designation. All rights and benefits under the Plan are personal to the Participant and neither the Plan nor any right or interest of a Participant or any other person arising under the Plan is subject to voluntary or involuntary alienation, sale, transfer, or assignment without the Corporation's consent. Subject to the foregoing, the Corporation shall establish such procedures as it deems necessary for a Participant to designate one or more beneficiaries to whom any payment the Committee determines to make would be payable in the event of the Participant's death.

10. Withholding for Taxes. Notwithstanding any other provisions of this Plan, the Corporation may withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with any federal, state and local tax or withholding requirements.

11. Rights of Employees. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation or any of its subsidiaries or affiliates to terminate a Participant's employment at any time, or confer upon any Participant any right to continued employment with the Corporation or any of its subsidiaries or affiliates.

12. Determinations Final. Each determination provided for in the Plan shall be made by the Committee under such procedures as may from time to time be prescribed by the Committee and shall be made in the sole discretion of the Committee. Any such determination shall be conclusive.

13. Change of Control. Notwithstanding anything to the contrary provided elsewhere herein, if any of the following events occur (each such event, a "change in control") (i) a third person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934 or any rules or regulations thereunder, acquires Shares of the Corporation having 20% or more of the total number of votes that may be cast for the election of directors of the Corporation, or (ii) as the result of any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of the Corporation or any successor to the Corporation, then the Corporation shall as promptly as practicable pay any annual incentive awards payable to Participants. The payment to each Participant shall be an amount not less than the target annual incentive award as originally approved for the fiscal year, notwithstanding actual results or any changes or modifications occurring after any such change in control.

14. Adjustment of Awards. The Committee shall be authorized to make adjustments in the method of calculating attainment of performance goals in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in applicable laws, regulations or accounting principles; provided, however, that no such adjustment shall impair the rights of any Participant without his consent and that any such adjustment shall be made in a manner consistent with Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any annual incentive award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Corporation shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of annual incentive awards under the Plan as it shall deem appropriate.

15. Deferral. Notwithstanding anything contained herein to the contrary, in the event that an annual incentive award shall be ineligible for treatment as "other performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Committee, in its sole discretion, shall have the right, with respect to any Executive Officer who is a "covered employee" under
Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, to defer, in whole or in part, such Executive Officer's receipt of his annual incentive award until the Executive Officer is no longer a "covered employee" or until such time as shall be determined by the Committee, provided that the Committee may effect such a deferral only in a situation where the Corporation would be prohibited a deduction under Section 162(m) and such deferral shall be limited to the portion of the award that is not deductible.

16. Amendment or Termination. Until such time as a "change of control" shall have occurred, the Board or the Committee may, in its sole discretion, amend, suspend or terminate the Plan from time to time. No such termination or amendment shall alter a Participant's right to receive a distribution as previously earned, as to which this Plan shall remain in effect following its termination until all such amounts have been paid, except as the Corporation may otherwise determine.

Approved by the Board of Directors this 26th day of August, 1995.

ATTESTED:

/s/ R. L. BALLANTYNE
Secretary

                                                                       EXHIBIT C

                  PROPOSED AMENDMENT TO ARTICLE FOURTH TO THE
              CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION

Section 1 of Article Fourth shall be amended to read in its entirety as follows. In all other respects Article Fourth shall remain unchanged.

FOURTH: Section 1. The total number of shares of all classes of stock which this corporation shall have authority to issue is 251,000,000 shares, of which 250,000,000 shares shall be Common Stock of the par value of $1 per share and 1,000,000 shares shall be Preferred Stock without par value.

                                 HARRIS CORPORATION

                              MELBOURNE, FLORIDA 32919
    P

    R P.W. FARMER, B.R. ROUB and R.L. BALLANTYNE, or any of them, are hereby authorized, with full power of substitution, to represent and
    O to vote the stock of the undersigned at the Annual Meeting of Shareholders of the Corporation to be held on October 27, 1995,
    X or at any adjournment, upon such business as may properly come before the meeting, including the following items as set forth in the
    Y    Proxy Statement.

    1. Election of Directors, Nominees:                           (change of address)
       Phillip W. Farmer, Lester E. Coleman, Walter F. Raab     ______________________________________________
    2. Proposal to amend the Harris Corporation Stock           ______________________________________________
       Incentive Plan                                           ______________________________________________
    3. Proposal to adopt the Harris Corporation Annual          ______________________________________________
       Incentive Plan                                          (If you have written in the above space,
    4. Amendment of the Harris Corporation Restated            please mark the corresponding box on the
       Certificate of Incorporation                            reverse side of this card.)
    5. Selection of Ernst & Young LLP

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. THIS PROXY, WHEN PROPERLY EXECUTED, IS VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 5. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                SEE REVERSE
                                                                   SIDE

   X   PLEASE MARK YOUR                                      SHARES IN YOUR NAME REINVESTMENT SHARES
       VOTES AS IN THIS
       EXAMPLE.

                     FOR               WITHHELD                              FOR         AGAINST     ABSTAIN
1. Election of     /  /                /  /           2. Amendment of        /  /          /  /        /  /
   Directors                                             Stock Incentive
   (see reverse)                                         Plan

For, except vote withheld                             3. Adoption of         /  /          /  /        /  /
from the following                                       Annual Incentive
nominee(s):                                              Plan
_____________________________________________________
                                                                                FOR         AGAINST     ABSTAIN
                                                      4. Amendment of          /  /          /  /        /  /
                                                         Restated Certificate
                                                         of Incorporation

                                                      In their discretion, the Proxies are authorized to vote
                                                      upon such other business as may properly come
                                                      before the meeting.

                                                      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND
                                                      WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS
                                                      MADE, IT WILL BE VOTED FOR EACH ITEM SET FORTH ABOVE.
                                                      PROXY-PLEASE MARK, DATE, SIGN AND MAIL PROMPTLY

               PROXY-PLEASE MARK, DATE, SIGN AND MAIL PROMPTLY

                                        Change     /  /
                                        of
                                        Address

                                        Attend     /  /
                                        Meeting

                                                                     FOR       AGAINST     ABSTAIN
                                                      5. Selection   /  /       /  /        /  /
                                                         of Ernst &
                                                         Young as
                                                         auditors

     SIGNATURE(S)____________________________________________          DATE  __________

     SIGNATURE(S)____________________________________________          DATE  __________
     Please sign exactly as name appears above. When
     signing as attorney, executor, administrator,
     trustee, or guardian, give your full title as
     such.